As filed with the U.S. Securities and Exchange Commission on October 21, 2026

Registration Statement No. 333-297770

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 4
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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PBT Land and Minerals, Inc.
(Exact name of registrant as specified in its charter)

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Texas	6792	42-3391247
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Pine Street, Suite 1010
Abilene, TX, 79601
(325) 677-6177
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Eric L. Oliver
c/o SoftVest Advisors, LLC
400 Pine Street, Suite 1010
Abilene, TX, 79601
(325) 677-6177
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies of all communications, including communications sent to agent for service, should be sent to:

Eduardo Gallardo Colin J. Diamond Chris Centrich Paul Hastings LLP 609 Main Street, Suite 2500 Houston, Texas 77002 (713) 860-7300	Ricky Torlincasi Blackbeard Operating, LLC 1751 River Run, Suite 405 Fort Worth, Texas 76107 (432) 242-0050	Douglas E. McWilliams Thomas G. Zentner Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700 Houston, Texas 77002 (713) 758-2222

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed business combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

PBT Land and Minerals, Inc. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-4 (File No. 333-297770) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 8.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 8.1. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

Exhibit	Description
2.1**†

Combination Agreement, dated as of July 28, 2026, by and among New PBT, New PBT Sub, OpCo, Blackbeard Holdings, Blackbeard Security, and Greybeard Energy (included as Annex B to the proxy statement/prospectus contained in this registration statement)

3.1**	Certificate of Formation of New PBT
3.2**	Amended Certificate of Formation of New PBT
3.3**	Form of A&R Certificate of Formation of New PBT (included as Annex C to the proxy statement/prospectus contained in this registration statement)
3.4**	Bylaws of New PBT
3.5**	Form of A&R Bylaws of New PBT (included as Annex D to the proxy statement/prospectus contained in this registration statement)
5.1**	Legal Opinion of Paul Hastings LLP
8.1*	Opinion of Paul Hastings LLP regarding certain U.S. federal income tax matters.
10.1**	Form of Shareholders’ Agreement (included as Annex G to the proxy statement/prospectus contained in this registration statement)
10.2**	Form of Registration Rights Agreement (included as Annex F to the proxy statement/prospectus contained in this registration statement)
10.3**	2026 Incentive Plan (included as Annex E to the proxy statement/prospectus contained in this registration statement)
10.4**	Voting and Support Agreement between Blackbeard Security and SoftVest, L.P. (included as Annex H to the proxy statement/prospectus contained in this registration statement)
10.5**

Commitment and Backstop Agreement, dated as of July 28, 2026, by and among New PBT, Blackbeard Security, Greybeard Energy, SoftVest L.P. and Horizon Kinetics Asset Management LLC (included as Annex I to the proxy statement/prospectus contained in this registration statement)

10.6**	Credit Agreement, dated as of June 1, 2026, by and among US Land Guild, LLC, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank, and the lenders party thereto
10.7**†	Form of Surface Lease and Salt Water Disposal Lease
10.8**†	Second Amended and Restated Master Surface Use Agreement, dated January 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.9**†	Amended and Restated Master Surface Use Agreement, dated January 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.10**†	Amended and Restated Master Surface Use Agreement, dated January 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.11**†	Master Surface Use Agreement, dated July 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.12**†	Master Surface Use Agreement, dated July 1, 2026 by and between US Land Guild, LLC and Blackbeard Operating, LLC
10.13**	Oil and Gas Lease with Blackbeard Operating, dated May 30, 2025
10.14**	Oil and Gas Lease — Wellbore Only with Blackbeard Operating, dated May 30, 2025
10.15**	Oil and Gas Lease with Blackbeard Operating, dated June 1, 2026
10.16**	Form of Like-Kind Exchange Agreement, by and among PBT Sub, Inc., Blackbeard Holdings, LLC and Blackbeard Operating, LLC
10.17**	Form of Amended and Restated Limited Liability Company Agreement of PBT Land and Minerals Opco, LLC
10.18**	Form of Master Services Agreement, by and between PBT Land and Minerals, Inc. and Blackbeard Operating, LLC
21.1**	List of Subsidiaries of New PBT
23.1**	Consent of Paul Hastings LLP (included in Exhibit 5.1)

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Exhibit	Description
23.2*	Consent of Paul Hastings LLP (included in Exhibit 8.1)
23.3**	Consent of Ernst & Young LLP (PBT Land and Minerals, Inc. Predecessor)
23.4**	Consent of Ernst & Young LLP (PBT Land and Minerals, Inc.)
23.5**	Consent of Weaver and Tidwell, L.L.P. (Hilcorp Assets)
23.6**	Consent of Weaver & Tidwell, L.L.P. (Greybeard Assets)
23.7**	Consent of Weaver & Tidwell, L.L.P. (Trust)
23.8**	Consent of Cawley, Gillespie & Associates, Inc. (PBT Land and Minerals, Inc. Predecessor)
23.9**	Consent of Cawley, Gillespie & Associates, Inc. (Greybeard Assets)
23.10**	Consent of Cawley, Gillespie & Associates, Inc. (Trust)
23.11**	Consent of Cawley, Gillespie & Associates, Inc. (Hilcorp)
23.12**	Consent of Cawley, Gillespie & Associates, Inc. (Trust As Adjusted)
99.1**	Proxy Card of Permian Basin Royalty Trust
99.2**	Consent of Ricky Burnett to be named as Director Nominee
99.3**	Consent of Brian Ferguson to be named as Director Nominee
99.4**	Consent of Peter Ray to be named as Director Nominee
99.5**	Consent of Kaleb Smith to be named as Director Nominee
99.6**	Consent of Jordan Barrett to be named as Director Nominee
99.7**	Consent of Wilkie Colyer, Jr. to be named as Director Nominee
99.8**

Report of Cawley, Gillespie & Associates, Inc., (Trust) reservoir engineer (incorporated by reference from Exhibit 23.1 in the Annual Report on Form 10-K for the year ended December 31, 2025 filed by the Trust on March 27, 2026)

99.9**	Report of Cawley, Gillespie and Associates, Inc. (PBT Land and Minerals, Inc. Predecessor), independent reserve engineer, as of December 31, 2025
99.10**	Report of Cawley, Gillespie and Associates, Inc. (PBT Land and Minerals, Inc. Predecessor), independent reserve engineer, as of December 31, 2024
99.11**	Report of Cawley, Gillespie and Associates, Inc. (Greybeard Assets), independent reserve engineer, as of December 31, 2025
99.12**	Report of Cawley, Gillespie and Associates, Inc. (Greybeard Assets), independent reserve engineer, as of December 31, 2024
99.13**	Report of Cawley, Gillespie and Associates, Inc. (Hilcorp), independent reserve engineer, as of December 31, 2024
99.14**	Report of Cawley, Gillespie and Associates, Inc. (Trust As Adjusted), independent reserve engineer, as of December 31, 2025
107**	Filing Fee Table

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†        Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

*        Filed herewith.

**      Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abilene, State of Texas, on October 21, 2026.

PBT LAND AND MINERALS, INC.
By:	/s/ Eric L. Oliver
Name:	Eric L. Oliver
Title:	Chief Executive Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacities indicated below on October 21, 2026.

Signature	Title	Date
/s/ Eric L. Oliver	Chief Executive Officer, Chief Financial Officer and Director	October 21, 2026
Eric L. Oliver	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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